Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275890
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2023)
500,000 Shares
Corebridge Financial, Inc.
6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A

Corebridge Financial, Inc. is offering 500,000 shares of its 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, $1,000 liquidation preference per share (the “Series A Preferred Stock”).
We will pay dividends on the Series A Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends will be payable from the date of original issue, semi-annually in arrears on the 1st day of June and December of each year, commencing on June 1, 2026. Dividends will accrue on a non-cumulative basis (i) from the date of original issue to, but excluding, December 1, 2030 at a fixed rate per annum of 6.875%, and (ii) from, and including, December 1, 2030 during each reset period (as defined herein) at a rate per annum equal to the five-year treasury rate (as defined herein) as of the most recent reset dividend determination date (as defined herein) plus 3.181%. Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement and the accompanying prospectus, or in the documents incorporated by reference herein.
Dividends on the Series A Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series A Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee thereof) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.
We may, at our option, redeem the Series A Preferred Stock, (a) in whole, but not in part, at any time within 90 days after the occurrence of a “rating agency event” (as defined in “Description of the Series A Preferred Stock—Optional Redemption”), at a redemption price equal to $1,020 per share of Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole, but not in part, at any time within 90 days after the occurrence of a “regulatory capital event” (as defined in “Description of the Series A Preferred Stock—Optional Redemption”), or (ii) in whole or in part, on any dividend payment date on or after the First Reset Date, in each case, at a redemption price equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. See “Description of the Series A Preferred Stock — Optional Redemption.” Holders of the Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.
The Series A Preferred Stock will not have voting rights, except as set forth under “Description of the Series A Preferred Stock — Voting Rights” on page S-20. The Series A Preferred Stock is a new issue of securities with no established trading market. We do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system.

Investing in the Series A Preferred Stock involves risks. See the section entitled “Risk Factors” beginning on page S-7 and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Series A Preferred Stock.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Series A Preferred Stock	Total
Price to public(1)	$1,000	$500,000,000
Underwriting discount	$10	$5,000,000
Proceeds, before expenses, to Corebridge Financial, Inc.	$990	$495,000,000
__________________
(1)The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be on or about November 18, 2025.
The underwriters expect to deliver the Series A Preferred Stock, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, SA (“Clearstream”) and/or Euroclear Bank SA/NV (“Euroclear”), on or about November 18, 2025.

Wells Fargo Securities	BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley
Barclays	Goldman Sachs & Co. LLC	HSBC	Truist Securities	US Bancorp
Deutsche Bank	Mizuho	Scotiabank	SMBC Nikko	TD Securities
KeyBanc Capital Markets	M&T Securities	Santander		SOCIETE GENERALE
The date of this prospectus supplement is November 13, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We and
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the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, and any sale of the Series A Preferred Stock.
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ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, the terms “we,” “us,” “our” and the “Company” mean Corebridge Financial, Inc. and its consolidated subsidiaries, unless the context refers only to Corebridge Financial, Inc. (which we refer to as “Corebridge” or the “Issuer”) as a corporate entity.
This document has two parts, a prospectus supplement and an accompanying prospectus dated December 5, 2023. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process.
The accompanying prospectus provides you with a general description of certain securities of the Company, some of which may not apply to this offering. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of our Series A Preferred Stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation By Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation By Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our Series A Preferred Stock.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; geopolitical events, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East; and the impact of prevailing capital markets and economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, including an increase in the likelihood of an economic slowdown or recession, changes in market conditions, trade disputes with other countries, including the effect of sanctions and trade restrictions, such as tariffs and trade barriers imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, weakening in capital markets in the U.S. and globally, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd. and its performance of its obligations under these agreements;
•failure to complete all or any portion of the transactions with Corporate Solutions Life Reinsurance Company and Venerable Holdings, Inc.;
•our limited ability to access funds from our subsidiaries;
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•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC (“Blackstone IM”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our relationships with American International Group, Inc. (“AIG”), Blackstone Inc. and Nippon Life Insurance Company and conflicts of interests arising due to such relationships;
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•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders; and
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus supplement and contained in the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and contained in the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our Series A Preferred Stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related financial statement schedules and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference herein, before you decide to invest in our Series A Preferred Stock.
Our Company
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. We offer a broad set of products and services through our market-leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making your decision whether to purchase our Series A Preferred Stock.

THE OFFERING
The following summary contains basic information about the Series A Preferred Stock and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the Series A Preferred Stock, see “Description of the Series A Preferred Stock” in this prospectus supplement.

Issuer	Corebridge Financial, Inc.

Securities	500,000 shares of 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, $1,000 liquidation preference per share (the “Series A Preferred Stock”) of Corebridge Financial, Inc.

Dividends
Corebridge Financial, Inc. will pay dividends on the Series A Preferred Stock only when, as and if declared by Corebridge Financial, Inc.’s board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis from the date of original issue, semi-annually in arrears on the 1st day of June and December of each year commencing on June 1, 2026. Dividend payment dates are subject to adjustment for Business Days (as defined herein).

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series A Preferred Stock and will end on, but exclude, the June 1, 2026 dividend payment date.

Dividends will accrue on a non-cumulative basis (i) from the date of original issue to, but excluding, December 1, 2030 (the “First Reset Date”) at a fixed rate per annum of 6.875%, and (ii) from, and including, the First Reset Date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.181%.

“Five-year treasury rate” means, as of any reset dividend determination date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the five-year treasury rate for any reset period cannot be determined as described in “Description of the Series A Preferred Stock — Dividends,” the five-year treasury rate will be 3.694% for the first reset period, and for subsequent reset periods, it will be the same rate that was determined on the prior reset dividend determination date.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for Business Days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling two Business Days prior to the beginning of such reset period.

We will give notice of the relevant five-year treasury rate as soon as practicable to the transfer agent and the holders of the Series A Preferred Stock. The applicable dividend rate for each reset period will be determined by the Calculation Agent (as defined below), as of the applicable reset dividend determination date. Promptly upon such determination, the Calculation Agent will notify us of the dividend rate for the reset period. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder of the Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.

Dividends on the Series A Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series A Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee thereof) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

During any dividend period, so long as any shares of Series A Preferred Stock remain outstanding, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, then we will not, nor will we permit our subsidiaries to:

•declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our common stock or other junior capital stock; or
•make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on parity with or junior to the Series A Preferred Stock.

The restrictions listed above do not apply to:
•any purchase, redemption or other acquisition of shares of our capital stock in connection with:
◦any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;
◦the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable dividend period;
◦a dividend reinvestment or shareholder purchase plan; or
◦the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable dividend period;

•any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of Corebridge Financial, Inc.’s subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;
•any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;
•any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or
•(i) any payment of current or deferred dividends on parity securities that is made pro rata to the amounts due on such parity securities (including the Series A Preferred Stock) and (ii) any payment of liquidation preference or current or deferred dividends on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

For the avoidance of doubt, no terms of the Series A Preferred Stock will restrict in any manner the ability of any of Corebridge’s subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.
For any dividend period in which dividends are not paid in full upon the Series A Preferred Stock or any future shares of parity stock (as defined herein) having the same restrictions on the declaration and payment of dividends as the Series A Preferred Stock, all dividends declared for such dividend period with respect to the Series A Preferred Stock and such future parity stock shall be declared on a pro rata basis. See “Description of the Series A Preferred Stock — Dividends.”

Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series A Preferred Stock — Dividends” below and as may be described in the accompanying prospectus and documents incorporated by reference herein.

Dividend Payment Dates
The 1st day of June and December of each year, commencing on June 1, 2026, subject to adjustment for Business Days as provided below. If any dividend payment date is not a Business Day, then the dividend with respect to that dividend payment date will be paid on the next succeeding Business Day, without interest or other payment in respect of such delayed payment. “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. See “Description of the Series A Preferred Stock — Dividends.”

Optional Redemption
We may, at our option, redeem the Series A Preferred Stock, (a) in whole, but not in part, at any time within 90 days after the occurrence of a “rating agency event” (as defined in “Description of the Series A Preferred Stock—Optional Redemption”), at a redemption price equal to $1,020 per share of Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole, but not in part, at any time within 90 days after the occurrence of a “regulatory capital event” (as defined in “Description of the Series A Preferred Stock—Optional Redemption”), or (ii) in whole or in part, on any dividend payment date on or after the First Reset Date, in each case, at a redemption price equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.
The Series A Preferred Stock will not be subject to any sinking fund or other obligation of ours to redeem, repurchase or retire the Series A Preferred Stock. See “Description of the Series A Preferred Stock — Optional Redemption.”

Ranking
The Series A Preferred Stock:
•will rank senior to our junior capital stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior capital stock includes our common stock and any other class of stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Corebridge Financial, Inc.; and
•will rank equally with each other series of parity stock that we may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of Corebridge Financial, Inc.
We do not currently have any junior capital stock other than our common stock, any parity stock or any senior preferred stock outstanding.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Corebridge Financial, Inc., holders of the Series A Preferred Stock are entitled to receive out of our assets, available for distribution to stockholders, before any distribution is made to holders of common stock or other junior capital stock, a liquidating distribution in the amount of $1,000 per Series A Preferred Stock, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
Distributions will be made pro rata as to the Series A Preferred Stock and any parity stock and only to the extent of Corebridge Financial, Inc.’s assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series A Preferred Stock — Liquidation Rights.”

Voting Rights	Holders of the Series A Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred Stock and as otherwise required by applicable law. See “Description of the Series A Preferred Stock — Voting Rights.”
No Listing	The Series A Preferred Stock will be a new issue of securities for which currently there is no established trading market. We do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system.

Maturity	The Series A Preferred Stock do not have any maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, all Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive Rights	Holders of the Series A Preferred Stock will have no preemptive rights.

Conversion	The shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property of Corebridge Financial, Inc.

Use of Proceeds
We expect to receive net proceeds from this offering of approximately $492.6 million, after the underwriting discount and estimated expenses. We intend to use the net proceeds of this offering for general corporate purposes, including capital contributions to our insurance subsidiaries to support organic growth.

Risk Factors
In evaluating an investment in the Series A Preferred Stock, prospective investors should carefully consider, along with the other information in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” beginning on page S-7 herein, in the accompanying prospectus and in the documents incorporated by reference herein.

Certain U.S. Federal Income Tax Considerations	You should carefully read the section entitled “Certain United States Federal Income Tax Considerations.”

Transfer Agent and Registrar	Broadridge Corporate Issuer Solutions, LLC

Calculation Agent
Unless we have previously validly called all shares of the Series A Preferred Stock for redemption, we will appoint a calculation agent (the “Calculation Agent”) with respect to the Series A Preferred Stock prior to the First Reset Date. We may appoint ourselves or an affiliate of ours to act as, or assume the duties of, the Calculation Agent.

RISK FACTORS
Investing in our Series A Preferred Stock involves risk. You should consider and read carefully all of the risks and uncertainties described in the section entitled “Risk Factors” herein and in the section entitled “Risk Factors” in the accompanying prospectus, and the risk factors and other information, including our financial statements, contained in our most recent Annual Report on Form 10-K and in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. The risks described herein and in the accompanying prospectus and the risks in our filings with the SEC incorporated by reference herein or therein are not the only ones facing us. The occurrence of any of those risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our Series A Preferred Stock could decline, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and our filings with the SEC incorporated by reference herein and therein also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described herein and in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference herein and therein. See “Special Note Regarding Forward-Looking Statements and Information” herein and “Where You Can Find More Information” below.
Risks Related to the Series A Preferred Stock and this Offering
General market conditions and other factors could adversely affect market value of the Series A Preferred Stock.
There can be no assurance about the market value of the Series A Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the Series A Preferred Stock. Factors that might influence the market value of the Series A Preferred Stock include:
•whether dividends have been declared and are likely to be declared on the Series A Preferred Stock from time to time;
•our creditworthiness;
•the market for similar securities;
•the number of holders;
•prevailing interest rates;
•additional issuances by us of other series or classes of preferred stock;
•volatility in the financial markets; and
•economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.
Accordingly, if you purchase Series A Preferred Stock, whether in this offering or in the secondary market, the shares may trade at a discount to the price that you paid for them.
The issuance of additional preferred shares, including additional shares of Series A Preferred Stock, may dilute the ownership of existing holders of the Series A Preferred Stock; these issuances and other transactions may adversely affect holders’ interests and the market price of the Series A Preferred Stock.
We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized under our second amended and restated certificate of incorporation to cause us to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. This could include issuing additional shares of Series A Preferred Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued. If we issue securities in the future that have preference over the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series A Preferred Stock, the rights of holders of the Series A Preferred Stock or the market price of the Series A Preferred Stock could be adversely affected. The market price of the Series A Preferred Stock could decline as a result of these other offerings, as well as other sales of a large block of Series A Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution.
Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series A Preferred Stock bear the risk of our future offerings reducing the market price of the Series A Preferred Stock.
In addition, any issuance of preferred shares senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock in the event of our liquidation, dissolution or winding-up.
Holders may not receive dividends on the Series A Preferred Stock.
Dividends on the Series A Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee thereof) does not authorize and declare a dividend for any dividend period, holders of the Series A Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee thereof) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preferred Stock or any other preferred stock we may issue.
In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, we may not declare, pay or set aside for payment dividends on the Series A Preferred Stock. As a result, if payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period.
We may redeem the Series A Preferred Stock on or after the First Reset Date and at any time in the event of a rating agency event or regulatory capital event.
The Series A Preferred Stock will be perpetual equity securities. This means that they will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series A Preferred Stock may be redeemed by us at our option, (a) in whole but not in part, at any time within 90 days after the occurrence of a rating agency event at a redemption price equal to $1,020 per Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time, within 90 days after the occurrence of a regulatory capital event, or (ii) in whole or in part, on any dividend payment date on or after the First Reset Date, in each case, at a redemption price equal to $1,000 per Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.
Any decision we may make to redeem the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Events that would constitute a rating agency event or a regulatory capital event could occur at any time and could result in the Series A Preferred Stock being redeemed earlier than would otherwise be the case. If we choose to redeem the Series A Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series A Preferred Stock.

Investors should not expect us to redeem the Series A Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.
The shares of Series A Preferred Stock are perpetual equity securities. The Series A Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Series A Preferred Stock may be redeemed by us at our option either in whole or in part on or after the First Reset Date. Any decision we may make at any time to redeem the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Accordingly, investors should not expect us to redeem the Series A Preferred Stock on the date it first becomes redeemable or on any particular date thereafter.
If we are not paying full dividends on any outstanding or future parity stock, we will not be able to pay full dividends on the Series A Preferred Stock, and if we are not paying dividends on any future senior preferred stock, we will not be able to pay any dividends on the Series A Preferred Stock.
When dividends are not paid in full on the shares of Series A Preferred Stock or any future shares of parity stock for a dividend period, all dividends declared with respect to shares of Series A Preferred Stock and all future parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series A Preferred Stock for such dividend period and all future parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any future parity stock, we will not be able to pay full dividends on the Series A Preferred Stock. Similarly, if we issue any series of senior preferred stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series A Preferred Stock.
As a holding company, we depend on the ability of our subsidiaries to pay us dividends and, therefore, may not be able to receive dividends in amounts needed to pay dividends on the Series A Preferred Stock.
We are a holding company for our insurance subsidiaries, and we have no direct operations of our own. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We depend on the cash at the holding company and dividends, returns of capital and interest income from our subsidiaries to meet our obligations and to pay dividends, including on the Series A Preferred Stock. As a consequence, our ability to pay dividends on the Series A Preferred Stock depends in large part on our ability to receive distributions from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any dividends declared on our preferred stock, including the Series A Preferred Stock, or to provide us with funds for any of our other payment obligations, whether by dividends, distributions, loans or otherwise. If the cash we receive from our subsidiaries is insufficient for us to pay dividends on the Series A Preferred Stock, you may never receive dividends on the Series A Preferred Stock, and we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions, and there can be no assurance that we will be able to do so.
In addition, our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. Furthermore, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by AGC Life Insurance Company, American General Life Insurance Company, The Variable Annuity Life Insurance Company and The United States Life Insurance Company in the City of New York would be considered an extraordinary dividend subject to prior approval by the Missouri Department of Commerce and Insurance, the Texas Department of Insurance and the New York State Department of Financial Services, respectively.

The shares of Series A Preferred Stock are equity securities and are (i) subordinated to Corebridge Financial, Inc.’s existing and future indebtedness and (ii) structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries, as well as policyholders and contract holders, will be paid from these subsidiaries’ assets before holders of the Series A Preferred Stock would have any claims to those assets.
The shares of Series A Preferred Stock are equity securities in Corebridge Financial, Inc. and do not constitute indebtedness. As such, the Series A Preferred Stock will rank junior to all indebtedness and other non-equity claims on Corebridge Financial, Inc. with respect to assets available to satisfy claims on Corebridge Financial, Inc., including in a liquidation of Corebridge Financial, Inc. As of September 30, 2025, Corebridge Financial, Inc. had approximately $11.1 billion in principal amount of indebtedness outstanding (which includes $1.7 billion of debt of consolidated investment entities). The existing and future indebtedness of Corebridge Financial, Inc. may restrict payments of dividends on the Series A Preferred Stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock (1) dividends are payable only if declared by Corebridge Financial, Inc.’s board of directors (or a duly authorized committee thereof) and (2) dividends and any redemption price, if applicable, may be paid by Corebridge Financial, Inc. only out of lawfully available funds.
We conduct all of our business operations through our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Series A Preferred Stock. As a result, the Series A Preferred Stock will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the Series A Preferred Stock would have any claims to those assets.
As of September 30, 2025, our subsidiaries had consolidated indebtedness of approximately $326 million and our insurance subsidiaries had approximately $343 billion in policyholders’ and contract holders’ liabilities (calculated as the sum of Future policy benefits for life and accident and health insurance contracts, Policyholder contract deposits and Separate account liabilities), all of which would have effectively ranked senior to the Series A Preferred Stock.
The Series A Preferred Stock may not have an active trading market.
We will not list the Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system. The Series A Preferred Stock do not have an established trading market. We cannot assure you that an active after-market for the Series A Preferred Stock will develop or be sustained or that holders of the Series A Preferred Stock will be able to sell their Series A Preferred Stock at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Series A Preferred Stock could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series A Preferred Stock, and holders of the Series A Preferred Stock (which do not have a maturity date) may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time.
The voting rights of holders of the Series A Preferred Stock will be limited.
Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series A Preferred Stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series A Preferred Stock, as described under “Description of the Series A Preferred Stock—Voting Rights.” Moreover, the terms of the Series A Preferred Stock do not provide any additional voting rights upon non-payment of dividends (for example, there is no right to elect any directors to our board of directors).

A downgrade, suspension or withdrawal of, or change in the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series A Preferred Stock, could cause the liquidity or trading price of the Series A Preferred Stock to decline significantly. In addition, we may redeem the Series A Preferred Stock if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the Series A Preferred Stock.
Real or anticipated changes in the credit ratings assigned to the Series A Preferred Stock or our credit ratings generally could affect the market price of the Series A Preferred Stock. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. Our credit ratings, however, may not reflect the potential impact of risks related to general market conditions or other factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series A Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Series A Preferred Stock to decline significantly.
The rating agencies that currently or may in the future publish a rating for us or the Series A Preferred Stock, including Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings Inc., may, from time to time in the future, change the way they analyze securities with features similar to the Series A Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Series A Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Series A Preferred Stock are subsequently lowered, the trading price of the Series A Preferred Stock may be negatively affected. In addition, we may redeem the Series A Preferred Stock at our option, in whole, but not in part, within 90 days of a “rating agency event.” See “Description of the Series A Preferred Stock—Optional Redemption.”
If we have insufficient earnings and profits, corporate U.S. Holders (as defined in “Certain United States Federal Income Tax Considerations”) of the Series A Preferred Stock will be unable to claim a dividends received deduction and will be required to reduce their adjusted tax basis in the Series A Preferred Stock.
Distributions on the Series A Preferred Stock generally will be treated as dividends to the extent they are paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions on the Series A Preferred Stock owned by corporate U.S. Holders that are treated as dividends may be eligible for a “dividends received” deduction. There can be no assurance, however, that we will have sufficient current or accumulated earnings and profits in all periods in which distributions are made on the Series A Preferred Stock in order for all of such distributions to be treated as dividends. To the extent distributions on the Series A Preferred Stock are not treated as dividends, corporate U.S. Holders of the Series A Preferred Stock would be unable to claim the dividends received deduction and would be required to reduce their adjusted tax basis in such Series A Preferred Stock.
The dividend rate will reset on the First Reset Date and each subsequent Reset Date and any dividends declared may be less than the initial fixed rate of 6.875% per annum in effect until the First Reset Date.
The dividend rate per annum on the Series A Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 3.181%. Therefore, any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.

The historical five-year U.S. Treasury rates are not an indication of future five-year U.S. Treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date, and you should not take the historical U.S. Treasury rates as an indication of future rates.
We or the Calculation Agent may make certain determinations with respect to the Series A Preferred Stock, which determinations may adversely affect the Series A Preferred Stock. We or an affiliate of ours may act as, or assume the duties of, the Calculation Agent.
We or the Calculation Agent may make certain determinations with respect to the Series A Preferred Stock as further described under the caption “Description of the Series A Preferred Stock—Dividends.” We or an affiliate of ours may act as, or assume the duties of, the Calculation Agent for the Series A Preferred Stock. In making any required determinations, potential conflicts of interest may exist between us, or the Calculation Agent (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the shares of the Series A Preferred Stock, the dividends on the Series A Preferred Stock and the price at which you can sell shares of the Series A Preferred Stock. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the shares of the Series A Preferred Stock, the dividends on the Series A Preferred Stock and the price at which you can sell shares of the Series A Preferred Stock.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $492.6 million after deducting the underwriters’ discount and estimated offering and other expenses payable by us.
We intend to use the net proceeds of this offering for general corporate purposes, including capital contributions to our insurance subsidiaries to support organic growth.

CAPITALIZATION
The following table sets forth our cash and capitalization as of September 30, 2025, on an actual basis and as adjusted for the issuance and sale of the Series A Preferred Stock offered by this prospectus supplement.
You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related financial statement schedules and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, incorporated by reference herein.

	As of September 30, 2025
(dollars in millions, except share data)	Actual	As adjusted
Cash	$316	$809
Debt:
Long-term debt:
2027 Notes	1,250	1,250
2029 Notes	1,000	1,000
2032 Notes	1,500	1,500
2033 Notes	500	500
2034 Notes	750	750
2042 Notes	500	500
2052 Notes	1,250	1,250
2052 Hybrid Notes	1,000	1,000
2054 Hybrid Notes	750	750
2064 Hybrid Notes	600	600
Other long-term debt(1)	257	257
Total Long-term debt	9,357	9,357
Debt of consolidated investment entities	1,659	1,659
Total debt	$11,016	$11,016
Equity:
Common stock, $0.01 par value; 2,500,000,000 shares authorized; 650,189,849 shares issued	7	7
Preferred stock, $1.00 par value; 250,000,000 shares authorized; 500,000 shares of Series A Preferred Stock, $1,000 liquidation preference per share, issued, as adjusted	—	500
Treasury stock	(3,265)	(3,265)
Additional paid-in capital	8,151	8,151
Retained earnings	17,677	17,677
Accumulated other comprehensive loss	(9,028)	(9,028)
Total Corebridge Shareholders’ equity	13,542	14,042
Non-redeemable noncontrolling interest	780	780
Total equity	14,322	14,822
Total capitalization	$25,338	$25,838
__________________
(1)Includes debt issuance costs.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
We set forth below a summary description of the material terms of the Series A Preferred Stock. This description supplements, and should be read together with, the description of the general terms and provisions of our Series A Preferred Stock set forth in the accompanying prospectus under “Description of Capital Stock—Preferred Stock.” Any information regarding the Series A Preferred Stock contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any such inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation, which we have previously filed with the SEC, the Certificate of Designations creating the Series A Preferred Stock, which will be included as an exhibit to a current report on Form 8-K filed with the SEC and is available upon request from us by contacting us using the methods detailed in “Where You Can Find More Information,” and by the relevant sections of the Delaware General Corporation Law. In this section, references to “Corebridge,” “we,” “our” and “us” refer to Corebridge Financial, Inc. and not to any of its subsidiaries.
General
Our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of undesignated preferred stock, par value $1.00 per share. As of September 30, 2025, 650,189,849 shares of our common stock and no shares of our preferred stock were outstanding.
The Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus are part of a single series of authorized preferred stock consisting of 500,000 shares of Series A Preferred Stock, $1,000 liquidation preference per share.
We may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional Series A Preferred Stock; provided that we will only issue additional Series A Preferred Stock if they are fungible for tax purposes with the originally issued Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus. The additional shares of Series A Preferred Stock would be deemed to form a single series with the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued after November 18, 2025 shall accrue dividends from the date determined by our board of directors (or a duly authorized committee thereof).
The shares of the Series A Preferred Stock will rank senior to our junior capital stock (as defined herein) and equally with each other series of our preferred stock that we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of Corebridge Financial, Inc. The Series A Preferred Stock will rank junior to all existing and future indebtedness and other non-equity claims on us. The Series A Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series A Preferred Stock will not have preemptive or subscription rights to acquire more of our stock.
The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Corebridge Financial, Inc or our subsidiaries. The Series A Preferred Stock have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series A Preferred Stock.
The Series A Preferred Stock will be issued in uncertificated form.
Dividends
Dividends on the Series A Preferred Stock will not be mandatory. Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, under Delaware law, non-cumulative cash dividends payable from the date of original issue semi-annually in arrears on the 1st day of June and December of each year, commencing on June 1, 2026. Dividends will accrue on a non-cumulative basis (i) from the date of original issue to, but excluding, December 1, 2030 (the “First Reset Date”) at a fixed rate per annum of 6.875%, and (ii) from, and including, the First Reset Date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.181%.
A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series A Preferred Stock and will end on, but exclude, the June 1, 2026 dividend payment date.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for Business Days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling two Business Days prior to the beginning of such reset period.
Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a Business Day.
Dividends payable on the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a Business Day, then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.
For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be determined by the Calculation Agent on each reset dividend determination date.
“Five-year treasury rate” means, as of any reset dividend determination date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15.
If the five-year treasury rate for any reset period cannot be determined pursuant to the method described above, the five-year treasury rate will be 3.694% for the first reset period, and for subsequent reset periods, it will be the same rate that was determined on the prior reset dividend determination date.
“H.15” means the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading), and “Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable reset dividend determination date.
As noted above, the applicable dividend rate for each reset period will be determined by the Calculation Agent, as of the applicable reset dividend determination date. Promptly upon such determination, the Calculation Agent will notify us (if we are not acting as Calculation Agent) of the dividend rate for the reset period. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder of the Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.
We will give written notice of the relevant five-year treasury rate as soon as practicable to the holders of the Series A Preferred Stock.

Dividends on the Series A Preferred Stock will not be cumulative. Accordingly, if our board of directors (or a duly authorized committee thereof) does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared, whether or not our board of directors (or duly authorized committee thereof) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period.
So long as any shares of Series A Preferred Stock remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock and parity stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside);
then we will not, nor will we permit our subsidiaries to:
•declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our common stock or other junior capital stock; or
•make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on parity with or junior to the Series A Preferred Stock.
The restrictions listed above do not apply to:
•any purchase, redemption or other acquisition of shares of our capital stock in connection with:
◦any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;
◦the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable dividend period;
◦a dividend reinvestment or shareholder purchase plan; or
◦the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable dividend period;
•any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of Corebridge Financial, Inc.’s subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;
•any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;
•any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;
•any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or
•(i) any payment of current or deferred dividends on parity securities that is made pro rata to the amounts due on such parity securities (including the Series A Preferred Stock) and (ii) any payment of liquidation preference or current or deferred dividends on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

For the avoidance of doubt, no terms of the Series A Preferred Stock will restrict in any manner the ability of any of Corebridge Financial, Inc.’s subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.
As used in this prospectus supplement, “junior capital stock” means our common stock, and any other class or series of our capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Corebridge Financial, Inc.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) on the Series A Preferred Stock or any shares of parity stock, if any dividends are declared on the Series A Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.
As used in this prospectus supplement, “parity stock” means any class or series of our stock that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Corebridge Financial, Inc. (whether such dividends are cumulative or non-cumulative).
We do not currently have any junior capital stock other than the common stock, any parity stock, or any senior preferred stock outstanding.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee thereof) may be declared and paid on our common stock and any other junior capital stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent Corebridge Financial, Inc. becomes subject to regulation by a capital regulator, any applicable capital adequacy guidelines).
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Corebridge Financial, Inc., holders of the Series A Preferred Stock and any parity stock are entitled to receive out of assets or proceeds thereof (whether capital or surplus) of Corebridge Financial, Inc. available for distribution to stockholders, after satisfaction of liabilities and obligations to creditors, if any, before any distribution of assets or payment out of our assets may be made to or set aside for holders of common stock and any other junior capital stock, a liquidating distribution in the amount of $1,000 per share of Series A Preferred Stock, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined herein).
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series A Preferred Stock) on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and all holders of parity stock, the holders of our junior capital stock shall be entitled to receive all remaining assets of Corebridge according to their respective rights and preferences.
For purposes of this section, our merger or consolidation with any other entity, including a merger or consolidation in which the holders of the Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets for cash, securities or other property, shall not constitute a liquidation, dissolution or winding-up of Corebridge.
Optional Redemption
The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series A Preferred Stock at our option:
•in whole, but not in part, at any time, within 90 days after the occurrence of a “rating agency event”, at a redemption price equal to $1,020 per share of Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date, and
•(b)(i) in whole, but not in part, at any time, within 90 days after the occurrence of a “regulatory capital event”, or (ii) in whole or in part, on any dividend payment date on or after the First Reset Date, in each case, at a redemption price equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.
Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to such dividend payment date.
Holders of the shares of Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.
“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:
•the shortening of the length of time the Series A Preferred Stock are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or
•the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.
“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full aggregate liquidation preference of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
If the Series A Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 5 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock is held in book-entry form through DTC we may give such notice in any manner permitted by DTC). Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. Each notice of redemption will include a statement setting forth:
•the redemption date;
•the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder;
•the redemption price; and
•the place or places where holders may surrender certificates evidencing the Series A Preferred Stock for payment of the redemption price.
If notice of redemption of any Series A Preferred Stock has been given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Stock, and such Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except the right to receive the redemption price. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of shares of the Series A Preferred Stock so called for redemption shall look only to us for payment of the redemption price of such shares.
In case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the Series A Preferred Stock to be redeemed shall be selected either pro rata or by lot (or, if the Series A Preferred Stock is in the form of global securities, in accordance with the applicable procedures of DTC).
Voting Rights
Except as provided below or as otherwise required by applicable law, the holders of the Series A Preferred Stock will have no voting rights.
So long as any shares of Series A Preferred Stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class), given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of our second amended and restated certificate of incorporation or the Certificate of Designations for the Series A Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series or any securities convertible into shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up;
•amend, alter or repeal the provisions of our second amended and restated certificate of incorporation, the Certificate of Designations for the Series A Preferred Stock or our amended and restated bylaws so as to materially and adversely affect the special rights, preferences, and voting powers of the Series A Preferred Stock, taken as a whole; or
•consummate (i) a binding share exchange or reclassification involving the Series A Preferred Stock, (ii) our merger or consolidation with another entity or (iii) a sale, conveyance, lease or transfer of all or substantially all of our assets substantially as an entirety to another entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, or any such sale, conveyance, lease or transfer of all or substantially all of our assets substantially as an entirety to another entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is a corporation, limited liability company, partnership or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (y) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, and voting powers of the Series A Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that any increase in the number of the authorized or issued shares of Series A Preferred Stock or the authorized number of shares of preferred stock or the creation and issuance, or an increase in the authorized or issued number of shares of, other series of preferred stock that do not rank senior to the Series A Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to materially and adversely affect the special rights, preferences, voting powers, or the qualifications, limitations, or restrictions thereof of the Series A Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance would materially and adversely affect the rights, preferences or voting powers of the Series A Preferred Stock and the rights, preferences or voting powers of one or more but not all other series of voting preferred stock, then only the Series A Preferred Stock and such series of voting preferred stock the rights, preferences and voting powers of which are materially and adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all series of voting preferred stock).
Without the consent of the holders of the Series A Preferred Stock, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole, our board of directors may, by resolution, amend, alter, supplement or repeal any terms of the Series A Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series A Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations;
provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Series A Preferred Stock set forth under “Description of the Series A Preferred Stock” in this prospectus supplement shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect such redemption.
The terms of the Series A Preferred Stock do not provide any additional voting rights upon non-payment of dividends (for example, there is no right to elect any directors to our board of directors).
Conversion
The shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property of Corebridge Financial, Inc.

Transfer Agent and Registrar
Broadridge Corporate Issuer Solutions, LLC will be the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.
Calculation Agent
Unless we have previously validly called all shares of the Series A Preferred Stock for redemption, we will appoint the Calculation Agent with respect to the Series A Preferred Stock prior to the First Reset Date. We may appoint ourselves or an affiliate of ours to act as, or assume the duties of, the Calculation Agent. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. See “Risk Factors—We or the Calculation Agent may make certain determinations with respect to the Series A Preferred Stock, which determinations may adversely affect the Series A Preferred Stock. We or an affiliate of ours may act as, or assume the duties of, the Calculation Agent.”
Book-Entry; Delivery and Form
The Series A Preferred Stock will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Series A Preferred Stock in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.
Except under limited circumstances, Series A Preferred Stock represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, certificated securities. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Beneficial interests in the Series A Preferred Stock will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined herein) as Direct and Indirect Participants (as defined herein) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Series A Preferred Stock represented by such Global Security for all purposes under the instruments governing the rights and obligations of holders of the Series A Preferred Stock. Except as provided below, the actual owners of the Series A Preferred Stock represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Series A Preferred Stock represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Series A Preferred Stock in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the Series A Preferred Stock.
Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Series A Preferred Stock. Under existing industry practices, if any action is requested of, or entitled to be given or taken under the instruments governing the rights and obligations of holders of the Series A Preferred Stock by, holders of the Series A Preferred Stock, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:
DTC will act as securities depositary for the Series A Preferred Stock. The Series A Preferred Stock will be fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Series A Preferred Stock and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.
Purchases of the Series A Preferred Stock under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Stock on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series A Preferred Stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated securities representing their ownership interests in the Series A Preferred Stock, except in the limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the Series A Preferred Stock.
To facilitate subsequent transfers, all Series A Preferred Stock deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Series A Preferred Stock with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Stock. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. will consent or vote with respect to the Series A Preferred Stock. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).
Payments on the Series A Preferred Stock will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.
Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the transfer agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is our responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.
If: (i) DTC notifies us that it is unwilling or unable to continue to act as securities depositary for the Series A Preferred Stock and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Series A Preferred Stock within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies us, and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Series A Preferred Stock within 90 days after such notice; or (iii) Corebridge in its sole discretion and subject to DTC’s procedures determines that the Series A Preferred Stock shall be exchangeable for Series A Preferred Stock represented by certificated securities; then (x) security certificates may be prepared by us and delivered to the transfer agent and (y) upon surrender of the Global Securities representing the Series A Preferred Stock by DTC (or any successor securities depositary), accompanied by registration instructions, we will cause securities certificates representing the Series A Preferred Stock to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).
Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Global Clearance and Settlement Procedures
Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Series A Preferred Stock to or receiving interests in the Series A Preferred Stock from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in the Series A Preferred Stock received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such Series A Preferred Stock settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Series A Preferred Stock by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Series A Preferred Stock among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Series A Preferred Stock. This discussion only applies to Holders (as defined below) that purchase the Series A Preferred Stock pursuant to this offering and hold such Series A Preferred Stock as capital assets.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, private university endowments and other tax-exempt entities, certain former citizens or residents of the United States, Holders that hold Series A Preferred Stock as part of a straddle, hedge, conversion or other integrated transaction, Holders that purchase or sell Series A Preferred Stock as part of a wash sale for tax purposes, or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of Series A Preferred Stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of Series A Preferred Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in Series A Preferred Stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of Series A Preferred Stock.
No ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below.
PERSONS CONSIDERING AN INVESTMENT IN THE SERIES A PREFERRED STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A PREFERRED STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
U.S. Holders
Distributions on Series A Preferred Stock
A distribution of cash or other property with respect to Series A Preferred Stock owned by a U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in such Series A Preferred Stock (which will reduce such adjusted tax basis), and then as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Disposition of Series A Preferred Stock”). In the case of a non-corporate U.S. Holder, a distribution with respect to Series A Preferred Stock treated as a dividend generally will be eligible for a preferential tax rate so long as such Series A Preferred Stock is treated as held (taking into account certain tolling rules) by such non-corporate U.S. Holder for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which such Series A Preferred Stock becomes ex-dividend with respect to such distribution and certain other requirements are met. A corporate U.S. Holder generally will be eligible for a dividends received deduction for a portion (generally 50%, subject to reduction in the case of certain “debt-financed portfolio stock”) of a distribution with respect to Series A Preferred Stock treated as a dividend so long as such Series A Preferred Stock is treated as held (taking into account certain tolling rules) by such corporate U.S. Holder for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such Series A Preferred Stock becomes ex-dividend with respect to such distribution and certain other requirements are met.
Sale, Exchange or Other Disposition of Series A Preferred Stock
Upon a sale, exchange or other disposition (other than a redemption) of Series A Preferred Stock, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Series A Preferred Stock, which will generally equal the U.S. Holder’s purchase price for the Series A Preferred Stock, subject to reduction (if applicable) as described under the caption “—Distributions on Series A Preferred Stock” above. Any gain or loss so recognized on such Series A Preferred Stock generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Series A Preferred Stock for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
If we redeem the Series A Preferred Stock, the redemption (other than any redemption proceeds attributable to any declared but unpaid dividend, which will be treated in the manner described above under “—Distributions on Series A Preferred Stock”) generally will be treated as a sale or exchange of the Series A Preferred Stock by a U.S. Holder, with the consequences described in the immediately preceding paragraph, if the redemption:
(i)is “not essentially equivalent to a dividend” with respect to such U.S. Holder under Section 302(b)(1) of the Code;
(ii)is a “substantially disproportionate” redemption with respect to such U.S. Holder under Section 302(b)(2) of the Code;
(iii)results in a “complete redemption” of such U.S. Holder’s interest in our stock under Section 302(b)(3) of the Code; or
(iv)is a redemption of stock held by a non-corporate U.S. Holder that results in our partial liquidation under Section 302(b)(4) of the Code.
In determining whether these tests have been met, a U.S. Holder must take into account shares of any class of our stock directly owned by such U.S. Holder as well as shares of any class of our stock constructively owned by such U.S. Holder by operation of certain attribution rules. If the redemption does not meet any of these tests with respect to a U.S. Holder, then the entire amount of the redemption proceeds received by such U.S. Holder generally will be treated as a distribution on the Series A Preferred Stock to such U.S. Holder, with the consequences described above under “—Distributions on Series A Preferred Stock.” In such a case, any tax basis in the redeemed Series A Preferred Stock should be transferred to such U.S. Holder’s remaining equity interests in the Company. If such U.S. Holder has no remaining equity interests in the Company, such U.S. Holder’s basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to such U.S. Holder, or the basis could be lost entirely.

Each U.S. Holder should consult its own tax advisor regarding the tax treatment of a redemption of the Series A Preferred Stock, including the treatment of adjusted tax basis if the redemption is treated as a distribution rather than a sale or exchange. In addition, for U.S. Holders that are corporations, such a distribution could be treated as an “extraordinary dividend” that is subject to the special rules under Section 1059 of the Code.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income from the Series A Preferred Stock and net gain from the sale, exchange or other disposition of the Series A Preferred Stock.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. Holder of dividends with respect to the Series A Preferred Stock and proceeds from the sale, exchange or other disposition of the Series A Preferred Stock, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.
Non-U.S. Holders
Distributions on Series A Preferred Stock
A distribution of cash or other property with respect to Series A Preferred Stock owned by a Non-U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such Series A Preferred Stock (which will reduce such adjusted tax basis), and then as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Disposition of Series A Preferred Stock”). Distributions treated as dividends on our Series A Preferred Stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.
If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such dividend in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”
Sale, Exchange or Other Disposition of Series A Preferred Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition (other than a redemption, which is discussed below) of Series A Preferred Stock unless:
(i)such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);
(ii)such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or
(iii)we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such Series A Preferred Stock, and certain other conditions are met.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.
If we redeem the Series A Preferred Stock, the redemption (other than any redemption proceeds attributable to any declared but unpaid dividend, which will be treated in the manner described above under “—Distributions on Series A Preferred Stock”) generally will be treated as a sale or exchange of the Series A Preferred Stock by a Non-U.S. Holder, with the consequences described in the immediately preceding two paragraphs, if the redemption meets one of the four tests described above under “U.S. Holders—Sale, Exchange or Other Disposition of Series A Preferred Stock.” If the redemption does not meet any of those four tests, then the entire amount of the redemption proceeds received by a Non-U.S. Holder generally will be treated as a distribution on the Series A Preferred Stock to such Non-U.S. Holder, with the consequences described above under “—Distributions on Series A Preferred Stock.” Moreover, regardless of whether the redemption meets any of those four tests, the applicable withholding agent may nevertheless elect to treat the redemption proceeds as a distribution on the Series A Preferred Stock to such Non-U.S. Holder, with the consequences described above under “—Distributions on Series A Preferred Stock.” Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on redemption proceeds, including the availability of a refund of any excess U.S. federal tax withheld.
The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of amounts treated as dividends on the Series A Preferred Stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If the Series A Preferred Stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Holder should consult its own tax advisor regarding the application of FATCA to the Series A Preferred Stock.
Information Reporting and Backup Withholding
Distributions on our Series A Preferred Stock made to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld from such distributions, generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of dividends on the Series A Preferred Stock to certain U.S. Holders generally will not apply to payments of dividends on the Series A Preferred Stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange or other disposition of the Series A Preferred Stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of the Series A Preferred Stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of the Series A Preferred Stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
U.S. Federal Estate Tax
Series A Preferred Stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and disposition of the Series A Preferred Stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the Series A Preferred Stock by a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or disposition of Series A Preferred Stock by an ERISA Plan with respect to which the issuer, the underwriters or any of our or their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition of the Series A Preferred Stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers, all as amended. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Certain employee benefit plans and arrangements, including those that are governmental plans, non-U.S. plans and certain church plans (“Non-ERISA Arrangements”), while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Series A Preferred Stock. Any fiduciary of such a Non-ERISA Arrangement considering an investment in the Series A Preferred Stock should consult with its counsel before purchasing the Series A Preferred Stock regarding the applicability of fiduciary standards and the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
Because of the foregoing, the Series A Preferred Stock should not be purchased or held by any person investing “plan assets” of any Plan if such purchase or holding will constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representations
Accordingly, by acceptance of Series A Preferred Stock each purchaser and subsequent transferee of Series A Preferred Stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire the Series A Preferred Stock constitutes assets of any Plan or (ii) the acquisition, holding and disposition of the Series A Preferred Stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Additionally, each purchaser of Series A Preferred Stock that is using assets of any ERISA Plan to acquire or hold Series A Preferred Stock will be deemed to represent that none of us, the underwriters or any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Series A Preferred Stock and none of us, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the Series A Preferred Stock.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Series A Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and disposition of the Series A Preferred Stock. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Series A Preferred Stock is consistent with ERISA, the Code and any Similar Laws, as applicable. Purchasers of the Series A Preferred Stock have the exclusive responsibility for ensuring that their purchase and disposition of the Series A Preferred Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING
Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC will act as lead joint book-running managers for the offering and are the representatives of the underwriters. Subject to the terms and conditions of the Underwriting Agreement, dated November 13, 2025 (the “Underwriting Agreement”), we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the number of shares of Series A Preferred Stock set forth opposite its name below.

Underwriters	Number of Shares
Wells Fargo Securities, LLC	75,000
BofA Securities, Inc.	75,000
Citigroup Global Markets Inc.	75,000
J.P. Morgan Securities LLC	75,000
Morgan Stanley & Co. LLC	75,000
Barclays Capital Inc.	15,000
Goldman Sachs & Co. LLC	15,000
HSBC Securities (USA) Inc.	15,000
Truist Securities, Inc.	15,000
U.S. Bancorp Investments, Inc.	15,000
Deutsche Bank Securities Inc.	7,000
Mizuho Securities USA LLC	7,000
Scotia Capital (USA) Inc.	7,000
SMBC Nikko Securities America, Inc.	7,000
TD Securities (USA) LLC	7,000
KeyBanc Capital Markets Inc.	3,750
M&T Securities, Inc.	3,750
Santander US Capital Markets LLC	3,750
SG Americas Securities, LLC	3,750
Total	500,000
The underwriters are committed to take and pay for all of the Series A Preferred Stock being offered, if any are taken.
The following table shows the per share of Series A Preferred Stock and total underwriting discount to be paid to the underwriters by us.

Underwriting Discount
Per Share of Series A Preferred Stock	$10
Total	$5,000,000
Series A Preferred Stock sold by the underwriters will initially be offered at the price set forth on the cover of this prospectus supplement. Any Series A Preferred Stock sold by the underwriters to securities dealers may be sold at a discount from the price to the public of up to $6.00 per share of Series A Preferred Stock from the price set forth on the cover page of this prospectus supplement. Any such securities dealers may resell any Series A Preferred Stock purchased from the underwriters to certain other brokers or dealers at a discount from the price to the public of up to $4.00 per share of Series A Preferred Stock from the price set forth on the cover page of this prospectus supplement. If all the Series A Preferred Stock are not sold at the price to the public, the underwriters may change the offering price and the other selling terms. The offering of the Series A Preferred Stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our expenses for this offering will be approximately $2.3 million.
The shares of Series A Preferred Stock are a new issue of securities with no established trading market. We do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system. Some or all of the underwriters have advised us that they presently intend to make a market in the shares after the completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. There is currently no secondary market for the shares of Series A Preferred Stock and we cannot assure you that one will develop. If the secondary market for the shares of Series A Preferred Stock is limited, there may be few or no buyers if you choose to sell your shares and this may reduce the price you receive or your ability to sell the shares at all. See “Risk Factors—The Series A Preferred Stock may not have an active trading market.”
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
No Sales of Similar Securities
We have agreed not to offer, sell or contract to sell, pledge or otherwise dispose of any of our preferred stock or any of our other preferred securities or any of our other securities that, in each case, are substantially similar to the Series A Preferred Stock, or any securities convertible into or exchangeable for our preferred stock or such substantially similar securities, in each case, without the prior written consent of the representatives, during the period beginning from the date hereof and continuing to the closing of this offering, subject to certain limited exceptions set forth in the Underwriting Agreement.
Price Stabilization and Short Positions
In connection with the offering of the Series A Preferred Stock, the representatives may engage in transactions that have the effect of stabilizing, maintaining or otherwise affecting the price of the Series A Preferred Stock. Specifically, the representatives may over-allot in connection with the offering of the Series A Preferred Stock, creating a syndicate short position. In addition, the representatives may bid for, and purchase, Series A Preferred Stock in the open market to cover syndicate short positions. Finally, the representatives may reclaim selling concessions allowed for distributing the Series A Preferred Stock in the offering of the Series A Preferred Stock, if the representatives repurchase previously distributed Series A Preferred Stock in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series A Preferred Stock above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial, investment or retail banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of us or our affiliates, including the Series A Preferred Stock. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series A Preferred Stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Morgan Stanley & Co. LLC acted as our financial advisor in the sale of Laya Healthcare Limited to a subsidiary of AXA S.A. Morgan Stanley & Co. LLC is also acting as our financial advisor in connection with the transactions with Corporate Solutions Life Reinsurance Company and Venerable Holdings, Inc.
In connection with our $3.0 billion revolving credit facility, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent and several L/C agent, and together with Wells Fargo Securities, LLC, BofA Securities, Inc. and Citibank, N.A., an affiliate of Citigroup Global Markets Inc., acted as joint lead arranger and joint bookrunner. Each of Wells Fargo Securities, LLC, BofA Securities, Inc. and Citibank, N.A., an affiliate of Citigroup Global Markets Inc., acts as a syndication agent in connection with such facility. Certain of the underwriters or their affiliates, including Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., and Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, are lenders under such facility, and certain of the underwriters or their affiliates, including Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, acted as co-documentation agents under such facility.
Offering Restrictions
Notice to Prospective Investors in Canada
The Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The Series A Preferred Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series A Preferred Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series A Preferred Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of the Series A Preferred Stock in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus in connection with offers of the Series A Preferred Stock. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the UK
The Series A Preferred Stock are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of .Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the Series A Preferred Stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Series A Preferred Stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Series A Preferred Stock in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus in connection with offers of the Series A Preferred Stock. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Series A Preferred Stock in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Series A Preferred Stock may not be offered for sale, nor may application for the sale or purchase or any Series A Preferred Stock be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement or accompanying prospectus nor any other offering material or advertisement relating to the Series A Preferred Stock may be distributed or published in Australia unless, in each case:
(a)the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Series A Preferred Stock or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(b)the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(c)the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);
(d)the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.
Notice to Prospective Investors in Hong Kong
The Series A Preferred Stock has not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions) (Cap. 32) of the Laws of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the Series A Preferred Stock has been or will be issued or have been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities laws of Hong Kong) other than with respect to Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Series A Preferred Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Series A Preferred Stock, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations or ministerial guidelines of Japan.
Notice to Prospective Investors in Korea
The Series A Preferred Stock has not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea or its subordinate decrees and regulations. Accordingly, the Series A Preferred Stock has not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree and subordinate decrees and regulations (collectively, the “FETL”)) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Series A Preferred Stock, the Series

A Preferred Stock may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, provided that (a) the Series A Preferred Stock are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Series A Preferred Stock, (c) the Series A Preferred Stock are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and the accompanying prospectus and (e) we and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor. Furthermore, the Series A Preferred Stock may not be resold to residents of the Republic of Korea unless the purchaser of the Series A Preferred Stock complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the FETL) in connection with the purchase of the Series A Preferred Stock.
Notice to Prospective Investors in Kuwait
Unless all necessary approvals from the Kuwait Capital Markets Authority or any other relevant Kuwait government agency required pursuant to Law No. 7 of 2010 and the bylaws thereto (as amended), its Executive Regulations and the various Resolutions, Instructions and Announcements issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Series A Preferred Stock, the Series A Preferred Stock may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement or the accompanying prospectus (including any related document), nor any of the information contained herein or therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Notice to Prospective Investors in the People’s Republic of China
The Series A Preferred Stock is not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (“PRC”) (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.
This prospectus supplement and the accompanying prospectus: (i) have not been filed with or approved by the PRC authorities; and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Series A Preferred Stock in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.
The Series A Preferred Stock may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly: (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC; or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.
Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Preferred Stock may not be circulated or distributed, nor may the Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
It is a condition of the offer that where the Series A Preferred Stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
a.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b.a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after the corporation or that trust has subscribed for or acquired the Series A Preferred Stock pursuant to an offer made under Section 275 of the SFA except:
i.to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);
ii.where no consideration is or will be given for the transfer;
iii.where the transfer is by operation of law;
iv.as specified in Section 276(7) of the SFA; or
v.as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Series A Preferred Stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares of Series A Preferred Stock will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Series A Preferred Stock may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Series A Preferred Stock with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Notice to Prospective Investors in Taiwan
The Series A Preferred Stock has not been and will not be registered, filed with or approved by the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan, and have not been and will not be sold, issued or offered, directly or indirectly, in Taiwan (i) to investors other than “professional investors” as defined under Article 4 of the Financial Consumer Protection Act of Taiwan, or (ii) through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires registration with or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute, give advice regarding or otherwise intermediate any offering and sale of the Series A Preferred Stock in Taiwan or the provision of information relating to this prospectus supplement and the accompanying prospectus in Taiwan, unless otherwise permitted by laws and regulations of Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The Series A Preferred Stock has not been, and is not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”), including the Dubai International Financial Centre (the “DIFC”) or the Abu Dhabi Global Market (the “ADGM”) other than in compliance with the laws of the UAE, the DIFC and the ADGM governing the issue, offering and sale of securities.
Further, this prospectus supplement and the accompanying prospectus do not constitute an offer, sale or delivery of securities in the UAE (including the DIFC or the ADGM) and are not intended to be a public offer.
Each underwriter represents and agrees, and each person to whom this prospectus supplement and the accompanying prospectus (and any accompanying documents) have been issued understands, acknowledges and agrees that the prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the UAE, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the ADGM or the Dubai Financial Services Authority of the DIFC or any other licensing authorities of any of the free zones established and operating in the UAE.

VALIDITY OF SECURITIES
The validity of the Series A Preferred Stock offered hereby will be passed upon for the Issuer by Debevoise & Plimpton LLP, New York, New York. Certain legal matters in connection with this offering of the Series A Preferred Stock will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to the Issuer and its affiliates.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement that Corebridge filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Corebridge and the Series A Preferred Stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
30 Hudson Street, 17th Floor
Jersey City, New Jersey 07302
Attention: Investor Relations
Tel: 1-877-375-2422
The Issuer is subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, the Issuer’s reports filed with the SEC (for example, the Issuer’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those forms) through the Issuer’s website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through the Issuer’s websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement and the accompanying prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows Corebridge to “incorporate by reference” information into this prospectus supplement, which means that Corebridge can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 13, 2025;
•Our Proxy Statements on Schedule 14A filed with the SEC on April 16, 2025 and May 27, 2025;
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 6, 2025, August 5, 2025 and November 4, 2025, respectively;
•Our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, February 21, 2025, March 27, 2025, May 14, 2025, June 4, 2025, June 26, 2025 (excluding Item 7.01, Exhibit 99.1 and Exhibit 99.2), July 9, 2025, August 8, 2025, September 9, 2025, September 23, 2025, October 24, 2025 and November 6, 2024;
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in the accompanying prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement until all the shares of Series A Preferred Stock are sold or the offering is otherwise terminated.
You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein and therein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
The documents incorporated by reference into this prospectus supplement are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

PROSPECTUS
Corebridge Financial, Inc.
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CRBG.” Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus and any accompanying prospectus supplement to read about factors you should consider before buying our securities.
Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. Any prospectus supplement and any free writing prospectus may also add to, change, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any issue or sale of our securities.

CERTAIN IMPORTANT TERMS
We use the following capitalized terms in this prospectus:
•“AGL” means American General Life Insurance Company, a Texas insurance company;
•“AIG” means AIG Inc. and its subsidiaries, other than Corebridge and Corebridge’s subsidiaries, unless the context refers to AIG Inc. only;
•“AIG Bermuda” means AIG Life of Bermuda, Ltd, a Bermuda insurance company;
•“AIG Inc.” means American International Group, Inc., a Delaware corporation;
•“AMG” means AIG Asset Management (U.S.), LLC;
•“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone Inc.;
•“BlackRock” means BlackRock Financial Management, Inc.;
•“Blackstone” means Blackstone Inc. and its subsidiaries;
•“Blackstone IM” means Blackstone ISG-I Advisors L.L.C.;
•“Blackstone Stockholders’ Agreement” means Stockholders’ Agreement, dated as of November 2, 2021, between Corebridge, AIG Inc. and Argon;
•“Board” means the Corebridge Financial, Inc. Board of Directors;
•“Corebridge Parent” means Corebridge Financial, Inc., a Delaware corporation;
•“Fortitude Re” means Fortitude Reinsurance Company Ltd., a Bermuda insurance company. AIG formed Fortitude Re in 2018 and sold substantially all of its ownership interest in Fortitude Re’s parent company in two transactions in 2018 and 2020 so that we currently own a less than a 3% indirect interest in Fortitude Re. In February 2018, AGL, VALIC and USL entered into modco reinsurance agreements with Fortitude Re and AIG Bermuda novated its assumption of certain long duration contracts from an affiliated entity to Fortitude Re. In the modco agreements, the investments supporting the reinsurance agreements, which reflect the majority of the consideration that would be paid to the reinsurer for entering into the transaction, are withheld by, and therefore continue to reside on the balance sheet of, the ceding company (i.e., AGL, VALIC and USL), thereby creating an obligation for the ceding company to pay the reinsurer (i.e., Fortitude Re) at a later date;
•“IPO” means the initial public offering by AIG of 80,000,000 shares of common stock at a price to the public of $21.00 per share, which closed on September 19, 2022;
•“LIMRA” means the Life Insurance Marketing and Research Association International, Inc.;
•“Organizational Documents” means the Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation and Corebridge Financial Inc. Second Amended and Restated By-laws;
•“Tax Matters Agreement” means the Tax Matters Agreement between AIG and Corebridge, dated as of September 14, 2022;
•“USL” means The United States Life Insurance Company in the City of New York, a New York insurance company;
•“VALIC” means The Variable Annuity Life Insurance Company, a Texas insurance company; and
•“Corebridge,” “we,” “us,” “our” or the “Company” means Corebridge Parent and its subsidiaries, unless the context refers to Corebridge Parent only. References to “Corebridge,” “we,” “us,” “our” or the “Company”

in the descriptions of our securities below mean Corebridge Financial, Inc. and do not include the subsidiaries of Corebridge Financial, Inc.

MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Information sourced from LIMRA regarding total annuity sales rankings includes the annuities we offer across our Individual Retirement and Group Retirement segments. Unless otherwise noted, all market data refers to the U.S. market. Although we have no reason to believe the foregoing information is not reliable, we have not independently verified this information and cannot guarantee its accuracy or completeness. This information is subject to a number of assumptions and limitations, and you are cautioned not to give undue weight to it. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in our filings with the SEC that are incorporated by reference into this prospectus.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We use various service marks, trademarks and trade names, such as VALIC and American General, our logo design and Corebridge, that we deem particularly important to the advertising activities conducted by each of our businesses, some of which are owned by AIG. Such service marks, trademarks and trade names are the property of our Company or licensed by our Company from AIG. This prospectus and the documents incorporated by reference herein also contains trademarks, service marks and trade names of other companies that are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; the impact of our separation from AIG; the impact of the ongoing COVID-19 pandemic; geopolitical events, including the ongoing conflict in Ukraine; and the impact of prevailing capital markets and economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein. In addition, even if our results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, stress and instability in the banking sector, uncertainty regarding approval of the U.S. federal government’s budget, and geopolitical tensions, including the continued armed conflict between Ukraine and Russia and the conflict in Israel and the surrounding areas;
•uncertainty related to the impact of COVID-19;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our potential inability to refinance all or a portion of our indebtedness or to obtain additional financing;

•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•potential adverse impact to liquidity and other risks due to our participation in a securities lending program and a repurchase program;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the ineffectiveness of our business strategy in accomplishing our objectives;
•the intense competition we face in each of our business lines and the technological changes that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•material changes to, or termination of, our investment advisory arrangements with AIG and Fortitude Re;
•changes in accounting principles and financial reporting requirements;
•our foreign operations, which may expose us to risks that may affect our operations;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•challenges associated with a variety of privacy and information security laws;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•our potential to be deemed an “investment company” under the Investment Company Act of 1940;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•recognition of an impairment of our goodwill or the establishment of an additional valuation allowance against our deferred income tax assets as a result of our business lines underperforming or their estimated fair values declining;
•our inability to attract and retain key employees and highly skilled people needed to support our business;

•the impact of risks associated with our arrangements with Blackstone IM including risks related to limitations on our ability to terminate the Blackstone IM arrangements and related to our exclusive arrangements with Blackstone IM in relation to certain asset classes;
•the historical performance of AMG, Blackstone IM, BlackRock or any other external asset manager we retain not being indicative of the future results of our investment portfolio;
•challenges related to management of our investment portfolio due to increased regulation or scrutiny of investment advisers;
•our failure to replicate or replace functions, systems and infrastructure provided by AIG (including through shared service contracts) or our loss of benefits from AIG’s global contracts, and AIG’s failure to perform the services provided for in the transition services agreement entered into with AIG on September 14, 2022;
•the significant influence that AIG has over us and conflicts of interests arising due to such relationship;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following the IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire U.S. federal income tax group of which AIG is the common parent for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•certain provisions in our Organizational Documents;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming;
•volatility in or declines in the market price of our common stock;
•the impact of AIG selling a controlling interest in our company to an unknown third party in a private transaction, which could include potential conflicts of interest among such third party and other stockholders; and
•applicable insurance laws, which could make it difficult to effect a change of control of our company.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

OUR COMPANY
For the definitions of certain capitalized terms used in this prospectus and documents incorporated by reference herein, please refer to “Certain Important Terms.”
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. Our addressable markets are large, with powerful, long-term secular trends given an aging U.S. population and a growing need for retirement solutions. We offer a broad set of products and services through our market-leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware Corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase any of our securities.

RISK FACTORS
Investing in our securities involves risks. You should consider and read carefully the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information,” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES
General
Corebridge Parent may issue, from time to time, senior debt securities, subordinated debt securities or junior subordinated debt securities. We refer to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities together in this prospectus as the “debt securities.”
Unless the applicable prospectus supplement states otherwise, Corebridge Parent will issue the senior debt securities in one or more series under the senior indenture dated as of April 5, 2022, between Corebridge Parent and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and Corebridge Parent will issue the subordinated debt securities and the junior subordinated debt securities in one or more series under the subordinated indenture dated as of August 23, 2022, between Corebridge Parent and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “subordinated indenture,” the senior indenture together with the subordinated indenture, the “indentures”).
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by permanent, registered securities in global form (“Global Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. So long as DTC or its nominee is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Notes for all purposes under the applicable indenture and the debt securities. See “—Additional Mechanics.”
“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) in respect of the junior subordinated debt securities, a day on which the corporate trust office of the trustee is closed for business.
The indentures will not limit the aggregate principal amount of debt securities that Corebridge Parent may issue and will provide that Corebridge Parent may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Corebridge Parent may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of debt securities under the indentures. The indentures will not limit Corebridge’s ability to incur other debt.
The indentures are filed as exhibits to the registration statement of which this prospectus is part. We have summarized selected portions of the indentures below. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The applicable prospectus supplement relating to each series of each of the debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement or a free writing prospectus, which contains the precise terms of debt securities you are offered.
Ranking
The senior debt securities will be senior unsecured obligations of Corebridge Parent and will rank equally with all of Corebridge’s other existing and future senior unsecured indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to all of Corebridge’s existing and future senior indebtedness and rank senior in right of payment to any of Corebridge’s existing and future junior subordinated indebtedness. In addition, the senior debt securities and subordinated debt securities will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant.
The junior subordinated debt securities will be unsecured obligations of Corebridge and will rank equally in right of payment with all of Corebridge’s other junior subordinated obligations, unless otherwise specified in the prospectus supplement relating to such series or such securities, including all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of Corebridge’s present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities.” In addition, the junior subordinated debt securities will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant.
Corebridge Parent is a holding company with no direct operations. Corebridge Parent conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, Corebridge Parent’s ability to meet its obligations on the debt securities and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The debt securities will not be guaranteed by any subsidiary of Corebridge Parent.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Terms of the Debt Securities
Corebridge Parent may issue debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee thereof.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:
•whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities;
•the title of the debt securities of the series;
•any limit upon the aggregate principal amount of the debt securities;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the series of debt securities will mature;
•the rate or rates at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;
•if Corebridge Parent possesses the option to do so, the periods within which and the prices at which Corebridge Parent may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;
•Corebridge Parent’s obligation, if any, to redeem or purchase any debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of the holders of the debt securities, and the period or periods within which and the price or prices at which, the price or prices at which and the terms and conditions upon which Corebridge Parent will redeem or purchase, in whole or in part, the debt securities;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;
•the currency, currencies or currency unit in which Corebridge Parent will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;
•if the currency of payment for principal and any premium and interest on the series of debt securities is subject to Corebridge Parent’s election or that of a holder of a debt security, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;
•the portion of the principal amount of the debt securities which Corebridge Parent must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
•if the principal amount payable at the stated maturity of a debt security will not be determinable as of any one or more dates prior to maturity, the amount which shall be deemed to be the principal amount as of any such date;
•the application, if any, of the terms of the indentures relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;
•any change to the events of default with respect to the applicable series of debt securities and any change in certain rights of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any addition to, deletion from or change in Corebridge Parent’s covenants with respect to the applicable series of debt securities;
•provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•the terms, if any, upon which the holders of debt securities may or are required to convert or exchange such debt securities into or for Corebridge Parent’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;
•any special tax implications of the debt securities, including any provisions for original issue discount debt securities, if offered;

•any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;
•any restrictions on the registration, transfer or exchange of the debt securities;
•whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities or the junior subordinated debt securities; and
•any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”
Overview of Remainder of This Description
The remainder of this description summarizes:
•Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders of the debt securities may transfer ownership and where we make payments;
•Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;
•Subordination Provisions in the subordinated debt indenture with respect to the subordinated debt securities or junior subordinated debt securities that may prohibit us from making payment on those securities;
•Our right to release ourselves from all or some of our obligations under the debt securities and the indentures by a process called Defeasance;
•Holders’ rights if we Default or experience other financial difficulties; and
•Information regarding the Trustee and Governing Law of the Indentures.
Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.
Additional Mechanics
Conversion or Exchange Rights
The applicable prospectus supplement will describe the specific terms, if any, on which the debt securities may be converted or exchanged. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Corebridge Parent. These provisions may allow or require the number of shares of Corebridge Parent’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Global Debt Securities
The debt securities may be issued in the form of Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of each Global Note with DTC or its custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and
•ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), as applicable. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the debt securities represented by that Global Note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have the debt securities represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the debt securities under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the applicable indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of the debt securities under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the debt securities represented by a Global Note will be made by the paying agent to DTC’s nominee as the registered holder of the Global Note. Neither Corebridge Parent nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither Corebridge nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
Debt securities in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related debt securities only if:
•DTC notifies Corebridge Parent at any time that it is discontinuing providing its services as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•Corebridge Parent, at its option, notifies the trustee and paying agent that it elects to cause the issuance of certificated notes.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Corebridge Parent may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Corebridge Parent and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. Corebridge Parent may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Corebridge Parent will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Corebridge Parent, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Corebridge Parent at its option and upon its request or (if then held by Corebridge Parent) will be discharged from such trust, and the holder of such debt security thereafter may look only to Corebridge Parent for payment thereof as a general unsecured creditor.
Redemption
Corebridge Parent will specify in the applicable prospectus supplement if it possesses the option to redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time, the periods within which and the prices at which Corebridge Parent may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, or the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption. Unless otherwise indicated in the applicable prospectus supplement, if Corebridge Parent possesses the option to do so, Corebridge Parent may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Special Situations
Restrictive Covenants in the Senior Indenture
Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:
Limitation on Liens Covenant
So long as any senior debt securities are outstanding, Corebridge Parent will not, and will not permit any of its subsidiaries to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary (as defined below) unless the senior debt securities and, if Corebridge so elects, any of its other indebtedness ranking at least pari passu with the senior debt securities, are secured equally and ratably with (or prior to) such other secured indebtedness so long as such indebtedness is so secured:

“Designated Subsidiary” means:
•AGL and VALIC;
•any successor to substantially all of the business of AGL and VALIC that is also a direct or indirect subsidiary of Corebridge Parent; or
•any entity (other than Corebridge Parent) having direct or indirect control of AGL and VALIC or any such successor.
Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, Corebridge Parent will not, and will not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, except for, in each case:
•a sale or other disposition of any of such stock to Corebridge Parent or one of our wholly owned subsidiaries; or
•a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or
•a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction.
Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
Each of the indentures generally permit us to consolidate or merge with another company or firm. It also permits us to sell, convey, lease or otherwise transfer all or substantially all our assets to another company or firm. However, under each of the indentures, we may not take any of these actions unless (1) we are selling, conveying, leasing or otherwise transferring all or substantially all of our assets to one of our direct or indirect wholly owned subsidiaries or (2) both the following conditions are met:
•When we merge or consolidate out of existence or sell, convey, lease or otherwise transfer all or substantially all our assets, the other company or firm is not organized under a foreign country’s laws — that is, the other company must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it agrees to be legally responsible for the debt securities; and
•The merger, sale of assets or other transaction does not cause a default on the debt securities, and we are not already in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Corebridge Parent’s direct or indirect wholly-owned subsidiaries to Corebridge Parent or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of Corebridge Parent’s direct or indirect wholly-owned subsidiaries with and into Corebridge Parent.
If the conditions described above are satisfied with respect to the debt securities, Corebridge Parent will not need to obtain the approval of the holders of the debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell, convey, lease or otherwise transfer all or substantially all our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell, convey, lease or otherwise transfer all or substantially all our assets. It is possible that this type of transaction may result in a reduction in our credit rating, or may impair our operating results or our financial condition. Holders of the debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to each of the indentures and the debt securities.
Changes Requiring Approval of All Holders. First, there are changes that cannot be made to each of the indentures or the debt securities without specific approval of each holder of the debt securities affected thereby. Affected debt securities may be all or less than all of the debt securities issued under the applicable indenture. Following is a list of those types of changes:
•change the stated maturity of the principal or interest on any debt security, reduce the amount of principal payable on, or rate of interest of, any debt security, reduce any premium payable upon the redemption of any debt security, reduce the amount of principal payable upon acceleration of the maturity of any debt security (including the amount payable on an original issue discount debt security) following a default, change the place or currency of payment on any debt security, or impair a holder’s right to sue for payment;
•reduce the percentage of holders of the debt securities whose consent is needed to modify or amend the applicable indenture, or reduce the percentage of holders of the debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;
•modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.
Changes Requiring a Majority Vote. The second type of change to each of the indentures and the debt securities is the kind that requires a vote in favor by holders of the applicable debt securities owning not less than a majority of the principal amount of the debt securities. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of the applicable debt securities owning a majority of the principal amount of the applicable debt securities. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described above under “—Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.
Changes Not Requiring Approval. The third type of change to the applicable indenture and the debt securities does not require any vote by holders of the applicable debt securities. This type of change is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the applicable debt securities.
We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Further Details Concerning Voting. Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “Discharge, Legal Defeasance and Covenant Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of the debt securities. If we or the trustee set a record date for a vote or other action to be taken by holders of the debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which such holders may take action.
No Protection in the Event of a Change in Control
Unless otherwise indicated herein or in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event Corebridge Parent has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Subordination under the Subordinated Indenture with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities
The prospectus supplement relating to any offering of subordinated debt securities or junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities and junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).
For purposes of subordinated debt securities or junior subordinated debt securities, “senior indebtedness” includes the principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, whether incurred at the date of execution of the subordinated indenture or thereafter incurred:
•all obligations of Corebridge Parent (other than obligations pursuant to the subordinated indenture, including the subordinated debt securities and junior subordinated debt securities) for money borrowed;
•all obligations of Corebridge Parent evidenced by securities, notes, debentures, bonds or other similar instruments (other than the junior subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;
•all capital lease obligations of Corebridge Parent;
•all reimbursement obligations of Corebridge Parent with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of Corebridge Parent;
•all obligations of Corebridge Parent issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which Corebridge Parent or any of its subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;
•all payment obligations of Corebridge Parent under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by Corebridge Parent solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Corebridge Parent; and
•all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.
The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities or junior subordinated debt securities or (3) our “Pari Passu Securities” as defined in a supplemental indenture to the subordinated indenture.

If any of the following events occurs, Corebridge Parent will first pay all senior indebtedness, including any interest accrued after such events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities or the junior subordinated debt securities or on account of any purchase, redemption or other acquisition of the subordinated debt securities or the junior subordinated debt securities by the trustee, paying agent, or Corebridge Parent or any of its subsidiaries:
•in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or
•in the event of any default in the payment of principal, premium, if any, or interest on any senior indebtedness when due (whether at the stated maturity or by declaration of acceleration of maturity, call for redemption, mandatory payment or prepayment or otherwise).
In addition, in the event that Corebridge Parent and the trustee are notified in writing by the holders of at least 25% in principal amount of any senior indebtedness of any default with respect to that senior indebtedness which has occurred, is continuing and which would become an event of default following notice or lapse of time, permitting the holders of that senior indebtedness (or a trustee or agent) to declare such senior indebtedness due and payable prior to the date on which it would otherwise become due and payable, Corebridge Parent will first pay all senior indebtedness, including any interest accrued after such events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities or the junior subordinated debt securities or on account of any purchase, redemption or other acquisition of the subordinated debt securities or the junior subordinated debt securities by the trustee, paying agent, or Corebridge Parent or any of its subsidiaries, and before Corebridge Parent applies any property of Corebridge to be applied to the purchase, acquisition, retirement or redemption of the subordinated debt securities or the junior subordinated debt securities, until the earlier of (i) the date on which the senior indebtedness to which the default relates is discharged or has been cured or waived or ceased to exist and any related acceleration has been rescinded or (ii) the 179th day after the date of the initial written notice by holders.
In such event, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full. If any payment or distribution under the subordinated debt securities or junior subordinated debt securities is received by a holder of any subordinated debt securities or junior subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security must be paid or transferred to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for the payment of the senior indebtedness.
The subordinated indenture does not limit the issuance of additional senior indebtedness.
Discharge, Legal Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Corebridge Parent may discharge or defease its obligations under each indenture as set forth below.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, Corebridge Parent can legally release itself from any payment or other obligations on the debt securities, called full defeasance, if it puts in place the following other arrangements for holders of the debt securities to be repaid:
•Corebridge Parent must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government)

that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets Corebridge Parent make the above deposit without causing the holders of debt securities to be taxed on the debt securities any differently than if Corebridge Parent did not make the deposit and just repaid the debt securities itself. Under current federal tax law, the deposit and Corebridge Parent’s legal release from the obligations pursuant to the debt securities would be treated as though Corebridge Parent took back the debt securities from the holders of those debt securities and gave such holders their share of the cash and notes or bonds deposited in trust. In that event, a holder of the debt securities could recognize gain or loss on the debt securities they give back to Corebridge Parent;
•Corebridge Parent must deliver to the trustee a legal opinion of Corebridge Parent’s counsel confirming the tax law change described above; and
•Corebridge Parent must deliver to the trustee an officer’s certificate and a legal opinion of Corebridge Parent’s counsel confirming that all conditions precedent under the applicable indenture to full defeasance have been satisfied.
If Corebridge Parent ever did accomplish full defeasance, as described above, a holder of the debt securities would have to rely solely on the trust deposit for repayment on the debt securities. A holder of the debt securities could not look to Corebridge Parent for repayment in the unlikely event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law, Corebridge Parent can make the same type of deposit as described above and Corebridge Parent will be released from the restrictive covenants under the debt securities. This is called covenant defeasance. In that event, a holder of the debt securities would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Corebridge Parent must do the following in respect of the applicable debt securities:
•Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•Deliver to the trustee a legal opinion of Corebridge Parent’s counsel confirming that under current U.S. federal income tax law Corebridge Parent may make the above deposit without causing the holders of the debt securities to be taxed on the debt securities any differently than if Corebridge Parent did not make the deposit and just repaid the debt securities itself; and
•Deliver to the trustee an officer’s certificate and a legal opinion of Corebridge Parent’s counsel confirming that all conditions precedent under the applicable indenture to covenant defeasance have been satisfied.
If Corebridge Parent accomplishes covenant defeasance in respect of the applicable debt securities, certain provisions of the applicable indenture and the applicable debt securities would no longer apply:
•the covenants applicable to the debt securities; and
•any events of default relating to breach of those covenants.
If Corebridge Parent accomplishes covenant defeasance with respect to the debt securities, a holder of the debt securities can still look to Corebridge Parent for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default, Notice and Waiver
What is an Event of Default?
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under each of the indentures with respect to each series of debt securities:
•Corebridge Parent does not pay interest on the debt securities within 30 days of its due date;
•Corebridge Parent does pay the principal of or any premium on the debt securities within five days of its due date;
•Corebridge Parent does not deposit money in a separate account, known as a sinking fund, within five days of its due date;
•Corebridge Parent remains in breach of any covenant or warranty of the applicable indenture for 60 days after receiving a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the applicable debt securities; or
•certain involuntary events of bankruptcy, insolvency or reorganization, arrangement, adjustment, composition, liquidation or winding up of Corebridge Parent, or the appointment of a custodian ,receiver, liquidator, assignee, trustee, sequestrator or other similar official of Corebridge Parent or of any substantial part of its property;
•Corebridge Parent files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
•Any other event of default described in the applicable supplemental indenture for the debt securities occurs.
Remedies If an Event of Default Occurs
If an event of default occurs and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt securities) of all the debt securities to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the applicable debt securities, provided that all other defaults have been cured and all payment obligations have been made current.
The trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer such trustee protection satisfactory to the trustee from expenses and liability called an indemnity. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities.
Before a holder of debt securities bypasses the trustee and brings their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:
•The holder of the debt securities must give the trustee written notice that an event of default has occurred and remains uncured;
•The holders of 25% in principal amount of all outstanding debt securities must make a written request that the Trustee take action because of the default, and they must offer indemnity satisfactory to the Trustee against the costs, expenses and liabilities of taking that action; and
•The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, a holder of debt securities is entitled at any time to bring a lawsuit for the payment of money due on their debt securities on or after its due date.
Corebridge Parent will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge Corebridge Parent is in compliance with the applicable indenture and the debt securities, or else specifying any default.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended (the “TIA”). The trustee is under no obligation to exercise any of the powers under the applicable indenture at the request, order or direction of any holders of debt securities, unless such holder shall have offered to the trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
As the trustee also serves as trustee for all of the indentures, and also the paying agent and transfer agent, and registrar for the debt securities, if an actual or potential event of default occurs with respect to the debt securities, the trustee may be considered to have a conflicting interest for purposes of the TIA. In that case, the trustee may be required to resign under one or more of the indentures and Corebridge Parent would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving Corebridge Parent default notice or for the default having to exist for a specific period of time were disregarded. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates.
Governing Law of Indentures
The indentures and the debt securities are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary of the material terms of our Organizational Documents. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
As of the date of this prospectus, our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of undesignated preferred stock, par value $1.00 per share. All of the outstanding shares of our common stock are fully paid and nonassessable.
Common Stock
Voting Rights
Shares of common stock are entitled to one vote per share.
In an uncontested election of directors, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. Pursuant to our corporate governance guidelines, our Board will nominate for election as directors, with respect to incumbent candidates, only those who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be reelected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. Our Board shall accept such resignation unless it determines that the best interests of Corebridge and our stockholders would not be served by doing so. Our Board shall take action within 90 days following certification of the vote, unless such action would cause Corebridge Parent to fail to comply with any applicable stock exchange requirement or any rule or regulation promulgated under the Exchange Act, in which event Corebridge Parent shall take action as promptly as is practicable while continuing to meet such requirements. Our Board will promptly disclose its decision and the reasons therefor in a periodic or current report filed with the SEC.
In a contested election (meaning more directors have been nominated for election than directorship positions available), directors will be elected by a plurality of the votes cast (instead of by votes for or against a nominee). Stockholders will not have the right to cumulate their votes for the election of directors.
In other matters, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, provided that (except as otherwise required by law) our Board may require in the notice of meeting a larger vote upon any such matter.
Dividends
Dividends may be declared by our Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock. Each holder of common stock is entitled to receive, on a pro rata basis, dividends and distributions, if any, that our Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding.
Liquidation
In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of all our preferential amounts required to be paid to the holders of any series of preferred stock, our remaining assets legally available for distribution, if any, will be distributed among the holders of the shares of common stock, pro rata based on the number of shares held by each such holder.

Other Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.
Preferred Stock
Under our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 250,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding.
Directors
Under our Organizational Documents, our Board must consist of at least seven directors but no more than 21 directors. Our Board currently consists of 13 directors.
Board Designation Rights
Pursuant to the separation agreement entered into with AIG on September 14, 2022 (the “Separation Agreement”) and the Blackstone Stockholders’ Agreement, AIG and Blackstone each have specified board designation and other rights.
Annual Stockholders Meeting
Our second amended and restated bylaws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communications.
Special Meeting of Stockholders
Our second amended and restated bylaws provide that a special meeting of stockholders may be called for any purpose at any time by (i) the chair of our Board, if any, (ii) our Chief Executive Officer, if any, or (iii) our Secretary or our Board. Our Secretary shall call a special meeting upon written request of one or more record holders who together own 25% or more of the outstanding shares of common stock entitled to vote at such meeting.
Stockholders Action by Written Consent
Any action required by law to be taken at any annual or special meeting of stockholders of Corebridge Parent, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall first request in writing that our Board fix a record date for such purpose. Such written request shall be signed by one or more stockholders representing 25% of the outstanding shares of common stock of Corebridge Parent entitled to consent on the matter or matters set forth in the written request.
Amendments to our Organizational Documents
Our amended and restated certificate of incorporation may be amended by the affirmative vote of a majority of our Board followed by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

In addition, our second amended and restated bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of our Board, or by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
Anti-Takeover Effects of Our Organizational Documents
Certain provisions of our Organizational Documents, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares of Capital Stock
Common Stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid.
Preferred Stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid, since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or issue shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Removal of Directors; Vacancies
Our second amended and restated bylaws provide that directors may be removed, with or without cause, by the affirmative vote of a majority of the shares of our common stock entitled to vote on the election of directors, and any vacancy so created may be filled by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors. Vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by election of a majority of the directors then in office, although less than a quorum, or by the sole remaining director.
Stockholders Advance Notice Procedure
Our second amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our second amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Corebridge Parent. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is not scheduled within a period that commences 30 days before and ends 30 days after such anniversary date, a stockholder’s notice must be delivered to our corporate secretary by the later of (x) the close of business on the date 90 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

Section 203 of the Delaware General Corporation Law (“DGCL”)
Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the DGCL (“Section 203”) until the first date on which AIG ceases to own (directly or indirectly) 5% of the then-outstanding shares of our common stock. From and after such date, we will be governed by Section 203 for so long as Section 203 by its terms would apply to us.
Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation. We expect the existence of this provision in the future to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions eliminating the personal liability of our directors and officers for monetary damages to the extent permitted under the DGCL. Under the DGCL, the personal liability of a director or officer for monetary damages resulting from a breach of fiduciary duty may be eliminated except in circumstances involving:
•a breach of the duty of loyalty;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•a director under Section 174 of the DGCL (unlawful dividends);
•any transaction from which the director or officer derives an improper personal benefit; or
•an officer in any action by or in the right of the corporation.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. In addition, these provisions will not alter a director’s or officer's liability under U.S. federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our Organizational Documents require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law. Our second amended and restated bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by our directors and officers in advance of the final disposition to enable them to defend against such proceedings.
Proxy Access
Our second amended and restated bylaws provide that a stockholder or group of up to 20 stockholders that has maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years is permitted to nominate and include up to a specified number of proxy access nominees in Corebridge Parent’s proxy materials for its annual meeting of stockholders, provided that such stockholder or group of stockholders satisfies the applicable proxy access requirements of, and provides the information, agreements and representations required by, our second amended and restated bylaws. Proxy access nominees are also required to submit certain information, and are subject to certain exclusions and disqualifications, as set forth in our second amended and restated bylaws.
The maximum number of proxy access nominees that we are required to include in our proxy materials is the greater of (a) two and (b) 20% of the directors in office at the time of nomination (rounded down to the nearest whole number). Any eligible stockholder that submits more than one proxy access nominee is required to provide a ranking of its proposed proxy access nominees. If the number of proxy access nominees exceeds the proxy access nominee limit, the highest ranking qualified individual from the list proposed by each eligible stockholder, beginning with the eligible stockholder with the largest qualifying ownership and proceeding through the list of eligible stockholders in descending order of qualifying ownership, will be selected for inclusion in Corebridge Parent’s proxy materials until the proxy access nominee limit is reached.
Requests to include proxy access nominees in Corebridge Parent’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that Corebridge Parent first mailed its proxy materials for the preceding year’s annual meeting of stockholders; subject to adjustment in the event the annual meeting is held more than 30 days before or after the anniversary of the date of the prior year’s annual meeting.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to AIG, Blackstone or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us), even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AIG, Blackstone nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries is liable to us for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us unless, in the case of any such person who is a director or officer of Corebridge Parent, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Corebridge Parent. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, stockholders are deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Exclusive Forum
Our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action or proceeding asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our second amended and restated bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our second amended and restated bylaws contain the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. In addition, the above exclusive forum provision is not intended to apply to claims brought under the Exchange Act and the rules and regulations thereunder.
As permitted by Delaware law, our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, you will be deemed to have notice of and have consented to the provisions of our second amended and restated bylaws related to choice of forum. Neither this provision nor the above exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.
Insurance Regulations
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Corebridge Parent, even if our Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.
Market Listing
Our common stock is listed on the NYSE under the symbol “CRBG.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
Corebridge Parent may elect to offer depositary shares representing receipts for fractional interests in debt securities, common stock or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, or share of common stock or of a particular series of preferred stock, as the case may be.
We will deposit the debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. As an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement or our Organizational Documents that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine. After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
•all outstanding depositary shares have been redeemed, or
•there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million or an affiliate of such a person.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will furnish all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.
Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
Corebridge Parent may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus that we may offer, the warrant agreement relating to such warrants and the warrant certificates representing such warrants. These terms will include the following:
•the title of the warrants;
•the designation and terms of the underlying securities, for which the warrants are exercisable;
•the aggregate number of the warrants;
•the price or prices at which Corebridge Parent will issue the warrants, the number or principal amount of the securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased upon exercise;
•the currency, currencies or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•in the case of debt warrants, the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;
•the date, if any, from which you may separately transfer the warrants and the related securities;
•the date on which your right to exercise the warrants commences, and the date on which your right expires;
•the maximum or minimum number of warrants which you may exercise at any time;
•if applicable, a discussion of material United States federal income tax considerations; and
•any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest or dividend payments or voting rights, if any, on the securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As may be specified in a prospectus supplement, Corebridge Parent may issue purchase contracts obligating holders to purchase from Corebridge Parent, and Corebridge Parent to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Corebridge Parent to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
•The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement or the formula by which such amount shall be determined.
•The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.
•The events, if any, that will cause Corebridge Parent’s obligations and the obligations of the holder under the purchase contract to terminate.
•The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Corebridge Parent will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.
•Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.
•The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.
•The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Corebridge Parent or be distributed to the holder.
•The amount of the contract fee, if any, that may be payable by Corebridge Parent to the holder or by the holder to Corebridge Parent, the date or dates on which the contract fee will be payable and the extent to which Corebridge Parent or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Corebridge Parent may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Corebridge Parent may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Agents whom we designate may solicit offers to purchase the securities.
•We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of the securities.
•If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
•We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may use a dealer to sell the securities.
•If we use a dealer, we, as principal, will sell the securities to the dealer.
•The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, and may agree to contribution with respect to such liabilities.
Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business for which they will receive customary compensation.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
•If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.
•We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions may be an underwriter and may be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

VALIDITY OF SECURITIES
The validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to Corebridge Financial, Inc.’s Current Report on Form 8-K dated June 5, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
28 Liberty Street
New York, New York 10005
Attention: Investor Relations
Tel: 1-877-375-2422
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, including those portions of our proxy statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference in such Annual Report;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 11, 2023, August 4, 2023, and November 3, 2023 respectively;
•Our Current Reports on Form 8-K, filed with the SEC on January 17, 2023, January 31, 2023, March 30, 2023, May 17, 2023, June 5, 2023, June 22, 2023, June 26, 2023, June 26, 2023, July 17, 2023, August 17, 2023, September 15, 2023, November 8, 2023 and November 30, 2023;
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in this prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus until all the securities are sold or the applicable offering is otherwise terminated.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

500,000 Shares
Corebridge Financial, Inc.
6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Wells Fargo Securities	BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley
Barclays	Goldman Sachs & Co. LLC	HSBC	Truist Securities	US Bancorp
Deutsche Bank	Mizuho	Scotiabank	SMBC Nikko	TD Securities
KeyBanc Capital Markets	M&T Securities	Santander		SOCIETE GENERALE
November 13, 2025